EXHIBIT 10.29

ADDENDUM C TO EMPLOYMENT AGREEMENT

This addendum is made on March 15, 2004 by and between Quantum Fuel Systems Technologies Worldwide, Inc. (herein “Quantum) and William Brian Olson (herein “Employee”). For mutual and adequate exchange of consideration, the parties mutually agree to modify Employee’s Employment Agreement of September 1, 2002, as follows:

Section 2 of the above referenced Employment Agreement is hereby modified via incorporating the following additional language.

“2.1 (a) Effective March 15, 2004, Employee’s base salary is increased to $300,000.00 per year.”

/s/ William Brian Olson	/s/ Alan Niedzwiecki
William Brian Olson	Alan Niedzwiecki
President & CEO

Dated:March 15, 2004
Quantum Fuel Systems
Technologies Worldwide, Inc.

Dated: March 15, 2004